FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

MICROWAVE SATELLITE TECHNOLOGIES, INC.

MICROWAVE SATELLITE TECHNOLOGIES, INC.

RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
CERTIFIED PUBLIC ACCOUNTANTS
REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors
Microwave Satellite Technologies, Inc.
Hawthorne, New Jersey

We have audited the accompanying balance sheets of Microwave Satellite Technologies, Inc (the "Company"), as of December 31, 2006 and 2005, and the related statements of stockholder's equity, operations and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Microwave Satellite Technologies, Inc as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

New York, New York April 5, 2007	/s/ Russell Bedford Stefanou Mirchandani LLP Russell Bedford Stefanou Mirchandani LLP

MICROWAVE SATELLITE TECHNOLOGIES, INC.
BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

ASSETS	Successor 2006	Predecessor 2005
Current Assets:
Cash and cash equivalents	114,468	$22,855
Accounts receivable, net of allowance for doubtful accounts of $10,000 at December 31, 2006 and 2005	100,146	110,840
Deferred income tax - current (Note O)	-	4,186
Income tax receivable	261,517	222,602
Due from affiliate	-	19,936
Prepaid expenses and deposits	76,056	325,340
Total current assets	552,187	705,759

Property and equipment, at cost (Note D):
Furniture and equipment	268,514	674,417
Less: accumulated depreciation	37,683	437,319
Total property and equipment, net	230,831	237,098

Cable equipment and installations, at cost (Note E):
Cable equipment and installations, at cost	3,684,237	2,270,071
Less: accumulated depreciation	344,045	1,364,090
Total Cable equipment and installations, net	3,340,192	905,981

Other assets:
Intangible assets, net of accumulated amortization of $282,325 and $20,812 at December 31, 2006 and December 31, 2005, respectively (Note C)	2,181,602	42,688
Goodwill (Note B)	1,958,198	-
Investment in affiliates (Note F)	54,803	59,751
Deposits	12,600	12,600
Total other assets	4,207,203	115,039

Total Assets	$8,330,413	$1,963,877

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities (Note L)	$955,803	$704,577
Line of credit (Note G)	-	363,092
Current portion of long-term debt (Note H)	6,555	6,555
Note Payable - officer (Note K)	80,444	80,444
Income tax refund due to officer (NoteK)	291,000	-
Due to Parent Company (Note K)	5,603,310	-
Deferred revenue	96,463	79,858
Total current liabilities	7,033,575	1,234,526

Long-term liabilities:
Long-term debt - less current portion (Note H)	547	7,102
Deferred income tax - non-current (Note O)	-	7,372
Total long-term liabilities	547	14,474

Commitments and contingencies (Note M)	-	-

Stockholders’ equity (Note I)
Common stock, no par value, 1000 shares authorized; 300 shares issued and 125 shares outstanding as of December 31, 2006 and 2005	3,592,691	1,000
Treasury Stock	(75,000)	(75,000)
Accumulated (deficit) earnings	(2,221,670)	788,877
Total stockholders’ equity	1,296,291	714,877
Total Liabilities and Stockholders’ Equity	$8,330,413	$1,963,877

See accompanying notes to financial statements

MICROWAVE SATELLITE TECHNOLOGIES, INC.
STATEMENTS OF LOSSES
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Predecessor January 31, 2006	Successor February 1 to December 31 2006	2006	Predecessor 2005

Revenue, net	$140,643	$1,755,803	$1,896,446	$1,952,830

Cost of Sales	136,139	2,210,309	2,346,448	1,463,172

Gross Profit (Loss)	4,504	(454,506)	(450,002)	489,658

Operating Expenses:
Selling, General and Administrative	544,190	2,312,441	2,856,631	1,583,399
Depreciation and Amortization	3,854	320,008	323,862	46,129
Total Operating Expense	548,044	2,632,449	3,180,493	1,629,528

Loss from Operations	(543,540)	(3,086,955)	(3,630,495)	(1,139,870)

Other Income (Expense):
Other Income	-	1,484	1,484	-
Gain on the sale of subscribers (Note J)	-	-	-	220,807
Interest Income	-	19	19	15,392
Interest Expense	(4,359)	(206,595)	(210,954)	-
Total Other Income (Expenses)	(4,359)	(205,092)	(209,451)	236,199

Loss Before Provision for Income Taxes & Minority Interest	(547,899)	(3,292,047)	(3,839,946)	(903,671)

Provision for Income Tax (Benefit)	924,162	(1,070,377)	(146,215)	(375,890)

Net (Loss)	$(1,472,061)	$(2,221,670)	$(3,693,731)	$(527,781)

Loss per common share (basic and diluted)	$11,776	$17,773	$29,550	$4,222

Weighted average common shares outstanding (basic and diluted)	125	125	125	125

See accompanying notes to financial statements

MICROWAVE SATELLITE TECHNOLOGIES, INC.
STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Common Shares Issued	Treasury Shares	Treasury Stock, at cost	Common Stock	Accumulated Earnings (Deficit )	Total
Balance at January 1, 2005 - Predecessor Period	300	175	$(75,000)	$1,000	$1,316,658	$1,242,658
Net loss - 2005	-	-	-	-	(527,781)	(527,781)
Balance at December 31, 2005	300	175	$(75,000)	$1,000	$788,877	$714,877
Net Income(loss) - January 2006	-	-	-	-	(1,472,061)	(1,472,061)
Equity adjustments related to push-down accounting (Telkonet-acquistion)	-	-	-	2,691,961	683,184	3,375,145
Balance at January 31, 2006 - Predecessor Period	300	175	$(75,000)	$2,692,961	$-	$2,617,961
Equity adjustment related to push-down accounting (Telkonet- acquisition)	-	-	-	900,000	-	900,000
Net loss - February to December 2006	-	-	-	-	(2,221,670)	(2,221,670)
Balance at December 31, 2006 -Successor Period	300	175	$(75,000)	$3,592,961	$(2,221,670)	$1,296,291

See accompanying footnotes to financial statements

MICROWAVE SATELLITE TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Predecessor January 31, 2006	Successor February 1 to December 31 2006	2006	Predecessor 2005
Increase (Decrease) In Cash and Equivalents
Cash Flows from Operating Activities:
Net loss from operating activities	$(1,472,061)	$(2,221,670)	$(3,693,731)	$(527,781)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Loss on Investment in affiliate	4,948	-	4,948	35,554
Depreciation, including Cable equipment and installations	25,691	389,476	415,167	303,080
Amortization	353	282,325	282,678	4,233
Due from affiliate	19,936	-	19,936	(19,936)
Increase / decrease in:
Accounts receivable, trade and other	77,928	(67,234)	10,694	(49,931)
Prepaid expenses and deposits	71,086	178,198	249,284	(176,338)
Income tax payable, net of receivable	147,971	38,915	-	(597,602)
Deferred income tax and other, net	1,062,191	(1,109,292)	(144,785)	(398,390)
Deferred revenue	(5,535)	22,140	16,605	(13,037)
Accounts payable, accrued expenses, net	178,939	64,008	242,947	(2,005,723)
Net Cash Provided by (Used In) Operating Activities	116,447	(2,423,134)	(2,306,687)	(3,445,871)

Cash Flows From Investing Activities:
Costs of Cable equipment and installations	(111,591)	(2,688,855)	(2,800,446)	(231,271)
Investment in affiliate	-	-	-	(15,305)
Purchase of property and equipment, net	(13,744)	(21,173)	(34,917)	(34,525)
Release of funds from escrow	-	-	-	1,077,804
Net Cash (Used In) Provided By Investing Activities	(125,335)	(2,710,028)	(2,835,363)	796,703

Cash Flows From Financing Activities:
Advances from Parent Company, net	-	5,603,310	5,603,310	-
Proceeds on balance due from officer, net	-	-	-	78,516
Proceeds (Repayment) from line of credit	45,963	(409,055)	(363,092)	363,092
Proceeds from sale of common stock, net of costs and fees	-	-	-	-
Repayments of Notes Payable	(546)	(6,009)	(6,555)	(7,101)
Net Cash Provided By Financing Activities	45,417	5,188,246	5,233,663	434,507
Net Increase (Decrease) In Cash and Equivalents	36,529	55,084	91,613	(2,214,661)
Cash and cash equivalents at the beginning of the period	22,855	59,384	22,855	2,237,516
Cash and cash equivalents at the end of the period	$59,384	$114,468	$114,468	$22,855

See accompanying notes to financial statements

MICROWAVE SATELLITE TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Unaudited)

	Predecessor January 31, 2006	Successor February 1 to December 31 2006	2006	Predecessor2005
Supplemental Disclosures of Cash Flow Information:
Cash transactions:
Cash paid during the period for interest	$4,363	$417	$4,780	$40,645
Income taxes paid	$-	$-	$-	$520,100

Acquisition by Telkonet, Inc. (Note B):
Subscriber list - intangible asset	-	2,421,061	2,421,061	-
Goodwill	-	1,958,198	1,958,198	-
Investment by Telkonet, Inc.	-	4,379,259	4,379,259	-

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A-SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation

Microwave Satellite Technologies, Inc. (the “Company”), formed in New Jersey in 1982, is a carrier class communications technology company that specializes in providing a true Quad-Play services including video, voice, high-speed internet and Wi-Fi to Multiple Tenant Units (MTUs) and Multiple Dwelling Units (MDUs).

New Basis of Accounting.

In January 2006, Telkonet, Inc., a Utah corporation (“Telkonet”) whose stock is listed for trading on the American Stock Exchange under the symbol (“TKO”), acquired a 90% interest in MST.

In accordance with Emerging Issues Task Force Issue No. D-97, Push Down Accounting, as a result of the change in control of us that occurred on January 31, 2006, we have applied “push down” accounting, which requires that the proportionate basis of the assets acquired and liabilities assumed be “pushed down” to us based upon their estimated fair market values. We make estimates and judgments in determining the fair value of the acquired assets and liabilities. We base our determination on independent appraisal reports, as well as our internal judgments based upon the existing facts and circumstances. If we were to use different judgments or assumptions, the amounts assigned to the individual assets or liabilities could be materially different.

The primary changes to the balance sheet reflect:

•	the recording of the fair value of the Company’s subscriber list

•	the recording of the fair value of goodwill

•	elimination of the accumulated earnings; and

•	a increase in additional paid-in capital from these adjustments

Although Microwave Satellite Technologies, Inc. continued as the same legal entity after the acquisition, the application of push down accounting represents the termination of the old accounting entity and the creation of a new one. As a result, the accompanying consolidated statements of operations, cash flows and stockholders’ equity are presented for two periods: Predecessor and Successor, which relate to the period preceding the acquisition and the period succeeding the acquisition, respectively. The Company refers to the operations of Microwave Satellite Technologies, Inc. for both the Predecessor and Successor periods.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The allowance for doubtful accounts was $10,000 at December 31, 2006 and December 31, 2005, respectively.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The estimated useful life ranges from 5 to 15 years.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted discounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

The Company has implemented the provisions on Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires that income tax accounts be computed using the liability method. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB101”). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

The Company accounts for the revenue, costs and expense related to residential cable services as the related services are performed in accordance with SFAS No. 51, Financial Reporting by Cable Television Companies. Installation revenue for residential cable services is recognized to the extent of direct selling costs incurred. Direct selling costs have exceeded installation revenue in all reported periods. Generally, credit risk is managed by disconnecting services to customers who are delinquent. The capitalized cost of this equipment is depreciated from three to ten years, on a straight-line basis down to the Company’s original estimate of the projected value of the equipment at the end of the scheduled lease term.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $187,093, and $25,648 in advertising costs during the years ended December 31, 2006 and 2005, respectively.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

Liquidity

As shown in the accompanying financial statements, the Company has incurred a net loss of $3,693,731 and $527,781 for the year ended December 31, 2006 and 2005, respectively. As of December 31, 2006, the Company's current assets are behind its current liabilities by $6,481,388, with cash and cash equivalents representing $114,468.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

New Accounting Pronouncements

On February 16, 2006 the FASB issued SFAS 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

The FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets an amendment of FASB Statement No. 140” (“SFAS No. 156”) in March 2006. SFAS No. 156 requires a company to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset. A company would recognize a servicing asset or servicing liability initially at fair value. A company will then be permitted to choose to subsequently recognize servicing assets and liabilities using the amortization method or fair value measurement method. SFAS No. 156 is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

On July 13, 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“FIN No. 48”). FIN No. 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN No. 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties. FIN No. 48 will also require a company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained. FIN No. 48 will be effective for fiscal years beginning after December 15, 2006.

On September 15, 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition and disclosure purposes under generally accepted accounting principles. SFAS No. 157 will require the fair value of an asset or liability to be based on a market based measure which will reflect the credit risk of the company. SFAS No. 157 will also require expanded disclosure requirements which will include the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. SFAS No. 157 will be applied prospectively and will be effective for fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

In September 2006, the Financial Accounting Standards Board issued FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”). SFAS 158 requires the Company to record the funded status of its defined benefit pension and other postretirement plans in its financial statements. The Company is required to record an asset in its financial statements if a plan is overfunded or record a liability in its financial statements if a plan is underfunded with a corresponding offset to shareholders’ equity. Previously unrecognized assets and liabilities are recorded as a component of shareholders’ equity in accumulated other comprehensive income, net of applicable income taxes. SFAS 158 also requires the Company to measure the value of its assets and liabilities as of the end of its fiscal year ending after December 15, 2008. The Company has implemented SFAS 158 using the required prospective method. The recognition provisions of SFAS 158 are effective for the fiscal year ending after December 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has not yet determined the impact that the adoption of FSP 00-19-2 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial condition or results of operations.

NOTE B - ACQUISITION BY TELKONET, INC.

On January 31, 2006, the Telkonet acquired a 90% interest in the Company from Frank Matarazzo, the sole stockholder, in exchange for $1.8 million in cash and 1.6 million unregistered shares of Telkonet’s common stock for an aggregate purchase price of $9,000,000. The purchase price of $9,000,000 was increased by $117,822 for direct costs related to the acquisition. These direct costs included legal, accounting and other professional fees. The cash portion of the purchase price was paid in two installments, $900,000 at closing and $900,000 in February 2007. The stock portion is payable from Telkonet shares held in escrow, 400,000 Telkonet shares at closing and the remaining 1,200,000 “purchase price contingency” Telkonet shares issued based on the achievement of 3,300 “Triple Play” subscribers over a three year period. In the year ended December 31, 2006, Telkonet issued 200,000 shares of the purchase price contingency valued at $900,000 as an adjustment to Goodwill.

The acquisition by Telkonet was accounted for using the purchase method in accordance with SFAS 141, “Business Combinations.” The value of the Telkonet’s common stock issued as a part of the acquisition was determined based on the average price of Telkonet’s common stock for several days before and after the acquisition.

The components of the purchase price were as follows:

	As Reported	Including Purchase Price Contingency (*)
Telkonet Common stock	$2,700,000	$7,200,000
Cash	1,800,000	1,800,000
Direct acquisition costs	117,822	117,822
Purchase price	4,617,822	9,117,822

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE B - ACQUISITION BY TELKONET, INC. (continued)

In accordance with Financial Accounting Standard (SFAS) No. 141, Business Combinations, the total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The fair value of the assets acquired was based on management’s best estimates. The purchase price was allocated to the fair value of assets acquired and liabilities assumed as follows:

	As Reported	Including Purchase Price Contingency (*)
Cash and other current assets	$346,548	$346,548
Equipment and other assets	1,310,125	1,310,125
Subscriber lists	2,463,927	2,463,927
Goodwill and other intangible assets	1,958,198	6,458,198
Subtotal	6,078,798	10,578,798
Current liabilities	1,460,976	1,460,976
Total	$4,617,822	$9,117,822

(*) At the date of the acquisition, the effect of the “purchase price contingency” shares valued at approximately $5.4 million had not been recorded in accordance with FAS 141. In the second quarter of 2006, Telkonet issued 200,000 shares of the purchase price contingency valued at $900,000 as an adjustment to Goodwill.

Goodwill and other intangible assets represent the excess of the purchase price over the fair value of the net tangible assets acquired. Telkonet engaged an independent firm to assist in allocating the excess purchase price to the intangible assets and goodwill as appropriate. In accordance with SFAS 142, goodwill is not amortized and will be tested for impairment at least annually. The subscriber list was independently valued at $2,463,927 with an estimated useful life of eight years.

The acquisition of MST resulted in the valuation by an independent appraiser of MST’s subscriber lists as intangible assets. The MST subscriber list was determined to have an eight-year life. This intangible was amortized using that life, and amortization from the date of the acquisition through December 31, 2006, was taken as a charge against income in the statement of operations. In accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the intangible asset subject to amortization was reviewed for impairment at December 31, 2006. Goodwill of $1,958,198, excluding the remaining purchase price contingency, represented the excess of the purchase price over the fair value of the net tangible and intangible assets acquired.

At December 31, 2006, the Company performed an impairment test on the goodwill and intangibles acquired, it was determined that there were no changes in the carrying value of goodwill and intangibles acquired.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE C - INTANGIBLE ASSETS

At December 31, 2006, intangible assets are stated at their estimated fair market value (determined June 8, 2006) based upon a valuation performed by an independent third-party, less amortization from January 31, 2006 to December 31, 2006. This valuation was obtained in connection with the “push down” accounting performed as a result of the change in control of the Company.

Total identifiable intangible assets carrying value at December 31, 2006 are:

	Gross Carrying Amount	Accumulated Amortization	Net	Residual Value	Weighted Average Amortization Period (Years)
Amortized Identifiable tangible Assets:
Subscriber lists	$2,463,927	(282,325)	2,181,602	$-	8.0

Total Amortized Identifiable Intangible Assets	$2,463,927	(282,325)	2,181,602	$-
Unamortized Identifiable Intangible Assets:	None
Total	$2,463,927	(282,325)	2,181,602	$-

Total amortization expense charged to operations for the year ended December 31, 2006 was $282,678. Estimated amortization expense as of December 31, 2006 is as follows:

Fiscal
2007	$307,991
2008	307,991
2009	307,991
2010	307,991
2011	307,991
2012 and after	641,647
Total	$2,181,602

The Company maintained intangible assets of $42,688, net of $20,812 accumulated amortization, as of December 31, 2005. The amortization expense for the year ended 2005 amounted to $4,233. The asset was amortized over a 15 year period and subsequently included in the value of the subscriber list asset as of the January 31, 2006 acquisition by Telkonet.

NOTE D - PROPERTY, PLANT AND EQUIPMENT

The Company’s property and equipment at December 31, 2006 and 2005 consists of the following:

	2006	2005
Leasehold Improvements	169,636	198,733
Office Fixtures and Furniture	98,878	475,684
Total	268,514	674,417
Accumulated Depreciation	(37,683)	(437,319)
	$230,831	$237,098

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE D - PROPERTY, PLANT AND EQUIPMENT (continued)

Depreciation expense included as a charge to income was $41,184 and $41,895 for the years ended December 31, 2006 and 2005, respectively. At January 31, 2006, the Telkonet acquisition date, the Company was obligated to adjust the property, plant and equipment to net book value resulting in a write-down of accumulated depreciation (see note A).

NOTE E - CABLE EQUIPMENT AND INSTALLATIONS

The Company currently maintains service agreements with approximately twenty (20) MDU and MTU properties and the equipment is capitalized under Cable Equipment and Installations. Generally, under the terms of a service agreement, the Company provides either (i) “bulk services,” which may include one or all of a bundle of products and services, at a fixed price per month to the owner of the MDU or MTU property, and contract with individual residents for enhanced services, such as premium cable channels, for a monthly fee or (ii) contract with individual residents of the MDU property for one or more basic or enhanced services for a monthly fee.

Equipment maintained for customers under Cable Equipment and Installations is recorded at cost and is depreciated on the straight line basis to its estimated residual value. Estimated useful lives are three to ten years. Cable equipment and installations at December 31, 2006 and 2005 consist of the following:

	2006	2005
Cable equipment and installations	$3,684,237	$2,270,071
Less: accumulated depreciation	(344,045)	(1,364,090)
Capitalized equipment, net of accumulated depreciation	3,340,192	905,981
Less: estimated reserve for residual values	-	--
Capitalized Cable equipment and installations, net	$3,340,192	$905,981

Depreciation expense included as a charge to income was $351,792 and $259,609 for the years ended December 31, 2006 and 2005, respectively. At January 31, 2006, the Telkonet acquisition date, the Company was obligated to adjust the cable equipment and installations to net book value resulting in a write-down of accumulated depreciation (see Note A).

The following is a schedule by years of minimum future rentals under bulk services of non-cancellable operating agreements as of December 31, 2006:

2007	$422,510
2008	413,760
2009	413,760
2010	385,818
2011	329,934
Thereafter	405,730
$2,371,512

NOTE F - LONG-TERM INVESTMENTS

Interactivewifi.com, LLC

MST maintains an investment in Interactivewifi.com, LLC a privately held company. This investment represents an equity interest of approximately 50% at December 31, 2006. Interactivewifi.com is engaged in providing internet and related services to customers throughout metropolitan New York through a joint venture with MST. MST accounted for this investment under the cost method, as MST does not have the ability to exercise significant influence over operating and financial policies of the investee. Telkonet reviewed the assumptions underlying the operating performance and cash flow forecasts in assessing the carrying values of the investment. The fair value of MST’s investment in Interactivewifi.com amounted to approximately $54,803 and $59,751 as of December 31, 2006 and 2005.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE G - LINE OF CREDIT

The Company had a line-of-credit available with Sun National Bank in the amount of $500,000 to be used for working capital. Advances against this line are payable with interest based on the 30-day LIBOR index plus 2%. The line was collateralized by all the business assets of the Company and personally guaranteed by the Company’s Chief Executive Officer. Advances against this line amounted to $363,092 as of December 31, 2005. The line-of-credit was paid in full and closed on January 31, 2006 in conjunction with the acquisition by Telkonet.

In addition, the Company had a line-of-credit with Sun National Bank in the amount of $1,000,000 to be used for equipment purchases. Advances against the line would be subject to interest based on the 30-day LIBOR index plus 2%. The line is collateralized by all the business assets of the Company and is also personally guaranteed by the Company’s Chief Executive Officer up to 50% of the indebtedness, or $500,000, whichever is less. There were no advances against the line as of December 31, 2005. The Sun National Bank line was closed on January 31, 2006.

NOTE H - NOTE PAYABLE

	2006	2006
Note payable in monthly installments of $546 with no interest. The note is collateralized by transportation equipment. Maturity date January 2008.	$7,102	$13,657

Less: current portion	6,555	6,555

Amount Due After One Year	$547	$7,102

Following are the maturities of long-term debt for each of the next two years:

2007	$6,555

2008	547

$7,102

NOTE I - CAPITAL STOCK

The company has authorized 1,000 shares of common stock, with no par value per share. As of December 31, 2006 and 2005, the Company has 300 shares of common stock issued and 125 shares of common stock outstanding. Additionally, the Company has 175 shares of common stock in Treasury at a cost of $75,000.

NOTE J - GAIN ON SALE OF SUBSCRIBERS

In 2004 the Company sold a portion of its subscriber base and certain related equipment located in Brooklyn, New York. Residual income, net of certain costs, from the sale of the subscriber base were received during the year ended December 31, 2005 in the amounted of $220,807.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE K - RELATED PARTY TRANSACTIONS

We have a co-marketing agreement with Telkonet. We have made payments of $233,402 to Telkonet pursuant to the terms of this agreement in the last two fiscal years.

As of December 31, 2006, Telkonet has made an aggregate of $5,603,310 in unsecured loans to us. The loans bear interest at the prime rate and interest expense for the eleven month period ended December 31, 2006 amounted to $206,595.

On August 17, 2005, the Company issued a non-interest bearing demand promissory note in the amount of $100,000 due to Frank Matarazzo, MST Chief Executive Officer. As of December 31, 2006 and 2005, $80,444 remains outstanding under the note.

An estimated $291,000 income tax receivable due to the Company for certain carryback tax losses of MST for the period prior to the Company’s acquisition is payable to Frank Matarazzo.

In February 2006, the Company entered into a one-year professional services agreement with Global Transport Logistics, Inc. (“GTI”), for consulting services for which GTI is paid a fee of $10,000 per month. GTI is 100% owned by Eileen Matarazzo, the sister-in-law of MST’s Chief Executive Officer.

NOTE L - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2006 and 2005 are as follows:

	2006	2005
Accounts payable	$473,760	$93,220
Accrued payroll and payroll taxes	60,471	43,415
Other	421,573	567,942
Total	$955,804	$704,577

NOTE M - COMMITMENTS AND CONTINGENCIES

Office Leases Obligations

MST presently leases 12,600 square feet of commercial office space in Hawthorne, New Jersey for its office and warehouse spaces. This lease will expire in April 2010.

Commitments for minimum rentals under non cancelable leases at December 31, 2006 are as follows:

2007	$78,096
2008	78,096
2009	78,096
2010	26,032
2011 and thereafter	-
Total	$260,320

Rental expenses charged to operations for the year ended December 31, 2006 and 2005 are $79,864 and $77,264, respectively.

Employment and Consulting Agreements

The Company has employment agreements with certain of its key employees which include non-disclosure and confidentiality provisions for protection of the Company’s proprietary information.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE N - 401K PROFIT SHARING PLAN

The Company maintains a defined contribution profit sharing plan for employees (the “401(k)”) that is administered by a committee of trustees appointed by the Company. All Company employees are eligible to participate upon the completion of three months of employment, subject to minimum age requirements. Each year the Company makes a contribution to the 401(k) without regard to current or accumulated net profits of the Company. These contributions are allocated to participants in amounts of 100% of the participants’ contributions up to 1% of each participant’s gross pay, then 10% of the next 5% of each participant’s gross pay (a higher contribution percentage may be determined at the Company’s discretion). In addition, the Company makes a one-time, annual contribution of 3% of each participant’s gross pay to each participant’s contribution account in the 401(k) plan. Participants become vested in equal portions of their Company contribution account for each year of service until full vesting occurs upon the completion of six years of service. Distributions are made upon retirement, death or disability in a lump sum or in installments.

NOTE O - INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

For the successor period February 1 to December 31, 2006, the Company was included in the consolidated tax return of Telkonet, Inc. and Subsidiaries. For purposes of preparing separate financial statements, the Company has elected to use the separate return method of allocating tax expense.

Significant components of the provision (benefit) for income taxes for the following years are as follows:

	Successor February 1 to December 31, 2006		Predecessor January 31, 2006	Predecessor 2005
Current:
Federal	$	---	$(143,109)	$	---
State		---	---		---

		---	(143,109)		---

Deferred:
Federal		(896,219)	913,201		(305,291)
State		(174,158)	154,070		(70,599)

		$(1,070,377)	$1,067,191		$(375,890)

Total income tax expense (benefit)		$(1,070,377)	$924,162		$(375,890)

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

A reconciliation of tax expense computed at the statutory federal tax rate on loss from operations before income taxes to the actual income tax expense is as follows:

	Successor February 1 to December 31, 2006	Predecessor January 31, 2006	Predecessor 2005
Tax provision computed at the statutory rate	$(1,118,519)	$(845,258)	$(307,248)
Deferred state income taxes, net of federal income tax benefit	(256,935)	(20,168)	(70,599)
Payment to shareholder		98,940
Book expenses not deductible for tax purposes	7,454	132	1,957
Change in valuation allowance for deferred tax assets	297,623
Income tax expense (Benefit)	$(1,070,377)	$924,162	$(375,890)

Deferred income taxes include the net tax effects of net operating loss (“NOL”) carryforwards and the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

	2006	2005
Deferred Tax Assets:
Net operating loss carryforwards	$1,211,995	$97,968
Other	20,438	4,760
Total deferred tax assets	1,232,433	102,728

Deferred Tax Liabilities:
Property and equipment, principally due to differences in depreciation	(14,678)	(97,281)
Acquired intangibles	(913,570)
Other	(6,562)	(8,633)
Total deferred tax liabilities	(934,810)	(105,914)

Valuation allowance	(297,623)
Net deferred tax assets	$--	$(3,186)

The Company has provided a valuation allowance against the full amount of its net deferred tax assets at December 31, 2006, because in the opinion of management, it is more likely than not that these tax assets will not be realized.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

At December 31, 2006, the Company has net operating loss carryforwards of approximately $2.8 million for federal income tax purposes which will expire in 2027. Federal NOLs generated prior to the acquisition date are to be carried back to pre-acquisition tax periods.

The Company has established a contingency reserve related to income taxes in accordance with SFAS No. 5. These reserves predominantly relate to the tax treatment of compensation from Microwave Satellite Technologies, Inc.’s pre-acquisition period. This reserve was recorded through book expense in a prior period.

The Company’s post-acquisition NOL may be significantly limited under Section 382 of the Internal Revenue Code (IRC). NOLs are limited under Section 382 when there is a significant “ownership change” as defined in the IRC. Subsequent to the acquisition in 2006, the Company may have experienced such an ownership change. Since NOLs generated prior to the acquisition are carried back to a pre-acquisition period, a section 382 limitation would not apply to their utilization.

The limitation imposed by Section 382 would place an annual limitation on the amount of NOL and tax credit carryovers that can be utilized. When the Company completes the necessary studies, the amount of NOL carryovers available may be reduced significantly. However, since the valuation allowance fully reserves for all available carryovers, the effect of the reduction would be offset by a reduction in the valuation allowance.